UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[COMVERSE LOGO]

Comverse Technology, Inc.

810 Seventh Avenue

New York, New York 10019

Dear Shareholders of Comverse Technology, Inc.:

Oliver Press Partners, LLC and certain of its affiliates (“OPP”) is attempting to demand a special meeting of shareholders (a “Special Meeting”) of Comverse Technology, Inc. (the “Company”). The purpose of OPP’s demand is to elect its own director nominees to the Company’s Board of Directors (the “Board”). The Board strongly believes that convening a Special Meeting at this time is not in the best interests of the Company or its shareholders.

The Board is fully committed to providing shareholder input into the composition of the Board and implementing a process to obtain suitable director nominees from shareholders. In fact, as you will read in the accompanying Revocation Solicitation Statement, the Board welcomes additional shareholder representation on the Board and, in furtherance of this commitment, authorized the formation of a Shareholder Advisor Group and has adopted other important changes in its governance arrangements, including by-law provisions allowing certain shareholders access to the Company’s proxy to make director nominations and a director resignation policy for directors who are not elected by a majority of votes cast.

On the other hand, OPP, a shareholder of less than one percent (1%) of the outstanding Common Stock for less than six months, is demanding hasty action by calling a Special Meeting for the purpose of electing its own nominees. The Board believes this is an ill-advised distraction from the Company’s ongoing efforts and could potentially lead to uncertainty and instability. For example, there can be no assurance that OPP or another dissident shareholder will not attempt to nominate additional directors or replace the entire Board at the Special Meeting and, as more fully discussed in the accompanying Revocation Solicitation Statement, the Board may be prohibited from soliciting proxies in opposition to OPP’s or other shareholders’ nominees at the Special Meeting. Moreover, pursuant to applicable law, the shareholders attending the Special Meeting, in person or by proxy, and entitled to vote in an election of directors will constitute a quorum for the purpose of electing directors even if such shareholders represent a minority of the outstanding shares of common stock. As a result, at the Special Meeting a small minority of shareholders could elect additional directors or replace the entire Board.

The Board does not believe that the goal of shareholder representation on the Board should be accomplished at a Special Meeting demanded by OPP. Rather, the Board strongly believes that the more prudent course of action is for the Board, with input from the Shareholder Advisory Group, to thoroughly evaluate the current composition of the Board and consider possible additions as soon as possible.

THE BOARD HAS DETERMINED THAT THE OPP SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND

VIGOROUSLY OPPOSES THE SOLICITATION OF AGENT DESIGNATIONS BY OPP. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE AGENT DESIGNATION SENT TO YOU BY OPP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE AGENT DESIGNATION, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED [COLOR] REVOCATION CARD, AS SOON AS POSSIBLE.

The enclosed Revocation Solicitation Statement contains important information as to why you should, and how to, revoke any white agent designation that you previously returned to OPP. We urge you to read it carefully. Your Board greatly appreciates your continued support and encouragement

Sincerely,

/s/ Mark C. Terrell

Mark C. Terrell

Chairman of the Board of Directors

Preliminary Revocation Solicitation Statement Dated April 24, 2007

Subject to Completion

This Revocation Solicitation Statement will be revised to reflect actual facts at the time of filing of definitive materials. No [COLOR] Revocation Card will accompany these materials until definitive materials are distributed.

This Revocation Solicitation Statement and [COLOR] Revocation Card are first being mailed to shareholders on or about [•], 2007.

Revocation Solicitation Statement by Comverse Technology, Inc.

in Opposition to the Solicitation of Agent Designations

by Oliver Press Partners, LLC and certain of its affiliates

to Demand a Special Meeting of Shareholders of Comverse Technology, Inc.

This Revocation Solicitation Statement (this “Revocation Solicitation Statement”) and the accompanying [COLOR] revocation card (the “Revocation Card”) are being furnished by the Board of Directors (the “Board”) of Comverse Technology, Inc., a New York corporation (the “Company”), to the holders (the “Shareholders”) of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), in connection with the solicitation by the Board of Revocations of Agent Designations (“Revocations”) in opposition to a solicitation by a shareholder. The shareholder, Oliver Press Partners, LLC and its affiliates, Oliver Press Investors, LLC, Augustus K. Oliver and Clifford Press, who share sole voting and investment power over Davenport Partners, L.P. and JE Partners (collectively referred to as “OPP”), is soliciting Agent Designations (“Agent Designations”) to demand a special meeting of Shareholders for the purpose of electing its own nominees to the Board, as further described herein (the “OPP Solicitation”).

Pursuant to Section 603(a) of the New York Business Corporation Law (the “NYBCL”), because the Company has not held an annual meeting during the previous 13 months, the Company is obligated to call a special meeting to elect directors (a “Special Meeting”) if a written demand is made by holders of ten percent (10%) or more of the outstanding shares of Common Stock, which is the class of shares entitled to vote in an election of directors. The record date for determining Shareholders entitled to call the Special Meeting and submit Agent Designations in connection therewith is [•], 2007. As of [•], 2007, there were [•] outstanding shares of Common Stock. In order to demand the Special Meeting, OPP would need to deliver to the Company executed and unrevoked Agent Designations from holders of approximately [•] shares of Common Stock, including the 1,693,307 shares purported to be owned by OPP (as of April 24, 2007).

Since March 2006, the Company has been engaged in an investigation of the Company’s stock option practices and other financial and accounting matters. As a result of this investigation, the Company has not been able to prepare and furnish to Shareholders an annual report containing audited financial statements. Consequently, pursuant to applicable federal securities laws, the Company has been, and currently is, prohibited from convening a meeting of Shareholders at which it is allowed to solicit proxies for the election of directors to the Board from Shareholders.

If OPP successfully demands a Special Meeting, then, pursuant to applicable federal securities laws, the Company may be prohibited from soliciting proxies from Shareholders with respect to the election of directors to the Board at the Special Meeting in opposition to OPP or to any other Shareholder that nominates candidates for election to the Board. Although the applicable proxy rules prohibit the Company from soliciting proxies from Shareholders with respect to the election of directors unless such solicitation was accompanied or preceded by an annual report containing audited financial statements, representatives of the Company have discussed with representatives of the Securities and Exchange Commission (the “SEC”) the possibility of obtaining exemptive or other relief to solicit such proxies, in the context of a contested election of directors, at the Special Meeting. There can be no assurance, however, that such exemptive or other relief will be obtained from the SEC. Consequently, if a Special Meeting is held, it is possible that Shareholders may only be permitted to receive solicitation material from OPP and other dissident shareholders and will not be permitted to receive important information from the Company with respect to the Company’s director nominees or the Board’s recommendation as to other director nominees. The Shareholders cannot be fully informed if the Company cannot communicate with Shareholders. The Board strongly believes that convening a Special Meeting at which the Company may not be able to communicate its views to Shareholders is not in the best interests of the Company or its Shareholders.

Since the commencement of the investigation, the Board has undertaken a comprehensive strategic review of the Company’s portfolio and of its corporate and capital structure. As part of this review, the Board has considered its corporate governance arrangements and has already made critically important changes to the composition of the Board, the senior management of the Company and the Company’s corporate governance practices. As of April 30, 2007 (the effective date of the resignation of two directors that were in office prior to the commencement of the investigation), the Board will consist of eight directors, seven of whom are independent and seven of whom have joined the Board after the announcement of the investigation.

The Board has hired, effective as of April 30, 2007, Andre Dahan as the President and Chief Executive Officer of the Company. Mr. Dahan is the former President and Chief Executive Officer of Mobile Media Services at AT&T Wireless and the former President of North America and Global Accounts for Dun & Bradstreet.

In addition, on April 20, 2007, the Board announced a number of corporate governance initiatives, including (1) the approval of a “shareholder access” provision to the Company’s by-laws that, subject to complying with certain requirements, would permit a holder of 5% or more of the outstanding shares of Common Stock for a period of two years to nominate one director to the Board and to include the name of such nominee on the Company’s proxy card and supporting information with respect to such nominee in the Company’s proxy materials, (2) the approval, subject to adoption by the Company’s shareholders at the next annual meeting of Shareholders, of a “majority voting” provision to the Company’s certificate of incorporation that, except in the case of contested elections, provides for the election of directors to the Board by a majority vote of the votes cast (rather than a plurality of the votes cast), (3) the approval of a director resignation policy, effective immediately, which provides, among other things, that a director nominee must agree to submit a letter of resignation to the Board in the event the director fails to receive a majority of the votes cast in an uncontested election and, if such a resignation is submitted, the Board will accept the resignation absent a compelling reason to the contrary; and (4) the formation of a Shareholder Advisory Group to serve as a forum for gathering input from significant Shareholders about Board composition and director nominations, and such other issues as the Board may determine from time to time.

The Board is fully committed to providing shareholder input into the composition of the Board and implementing a process to obtain suitable director nominees from shareholders. In fact, the Board welcomes additional shareholder representation on the Board and in furtherance of this commitment, as discussed above, has made significant progress in implementing important changes that will provide greater Shareholder input into the composition of the Board. These important reforms were decisively made by the Board less than five months after a majority of the Board was comprised of directors who were not on the Board prior to the commencement of the investigation. On the other hand, OPP, a shareholder of less than one percent (1%) of the outstanding Common Stock for less than six months, is demanding hasty action by calling a Special Meeting for the purpose of electing its own nominees. The Board believes this is an ill-advised distraction from the Company’s ongoing efforts and could potentially lead to considerable uncertainty and instability. For example, there can be no assurance that OPP or another dissident shareholder will not attempt to nominate additional directors or replace the entire Board at the Special Meeting. The Board does not believe that the goal of shareholder representation on the Board should be accomplished at a Special Meeting demanded by OPP. Rather, the Board strongly believes that the more prudent course of action is for the Board, with input from the Shareholder Advisory Group, to thoroughly evaluate the current composition of the Board and consider possible additions as soon as possible. Moreover, the Board intends to call a meeting of Shareholders for the election of directors as soon as it is able to prepare and furnish to Shareholders the information that would enable the Company to solicit proxies from Shareholders at such meeting.

THE BOARD HAS DETERMINED THAT THE OPP SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND VIGOROUSLY OPPOSES THE SOLICITATION OF AGENT DESIGNATIONS BY OPP. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE AGENT DESIGNATION SENT TO YOU BY OPP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE AGENT DESIGNATION, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED [COLOR] REVOCATION CARD, AS SOON AS POSSIBLE, BY MAIL (USING THE ENCLOSED POSTAGE-PAID ENVELOPE) TO THE COMPANY’S INFORMATION AGENT, D. F. KING & CO., INC., 48 WALL STREET, NEW YORK, NEW YORK, 10005.

The Company is not currently seeking your proxy with respect to the election of any person to the Board or any other matter. The Company is seeking only a revocation of Agent Designations relating to the calling of the Special Meeting.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN REVOKING AN AGENT DESIGNATION YOU MAY HAVE GIVEN TO OPP PLEASE CONTACT OUR INFORMATION AGENT:

D. F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All other call Toll Free: (888) 567-1626

Background

The Company Investigation.

In March 2006, in response to an investigation by The Wall Street Journal, the Company announced the creation of a special committee of the Board composed of outside directors to conduct investigations of the Company’s stock option practices and related accounting matters (the “Phase I Investigation”). In mid-November 2006, the Company expanded the investigation to include other financial and accounting matters, including errors in the recognition of revenue related to certain contracts, errors in the recording of certain deferred tax accounts, the misclassification of certain expenses in earlier periods, the misuse of accounting reserves and the understatement of backlog for fiscal 2002 and prior periods (the “Phase II Investigation”). The Company has previously announced that the Phase I Investigation substantially has been completed and the Phase II Investigation is expected to be completed by May 2007.

As a result of the investigation, the Company has not been able to prepare and furnish to Shareholders an annual report containing audited financial statements. Consequently, pursuant to applicable federal securities laws, the Company has been, and currently is, prohibited from convening a meeting of Shareholders at which it is allowed to solicit proxies for the election of directors to the Board from Shareholders. The Company has not held a meeting of shareholders since June 2005. The Company will not be able to prepare an annual report containing audited financial statements until an audit of the Company’s financial statements is completed by its registered public accounting firm.

Recent Corporate Governance Initiatives.

Since the announcement of the investigation, the Board has focused on stabilizing the Company, taking appropriate remedial actions and determining the future direction of the Company, in addition to a number of other important matters that have required immediate attention. In particular, the Board has undertaken a comprehensive strategic review of the Company’s portfolio and of its corporate and capital structure. As part of this review, the Board has considered its corporate governance arrangements and has already made critically important changes to the composition of the Board, the senior management of the Company and the Company’s corporate governance practices.

In July 2006, the Board elected Mark C. Terrell as an independent director to fill a vacancy on the Board. In addition, as of December 1, 2006, the Board elected Susan Bowick, Charles Burdick, Richard Nottenburg, Joseph O’Donnell and Theordore Schell as independent directors to fill vacancies on the Board and Mr. Terrell was elected as the non-executive Chairman of the Board. As a result of these changes, as of April 30, 2007 (the effective date of the resignation of two directors that were in office prior to the commencement of the investigation), the Board will consist of eight directors, seven of whom are independent and seven of whom have joined the Board after the announcement of the investigation. The qualifications of each of our directors can be found under the heading “The Company’s Board of Directors” below.

On April 11, 2007, after an executive search process in consultation with a nationally recognized executive search firm, the Board announced that it had hired, effective as of April 30, 2007, Andre Dahan as the President and Chief Executive Officer of the Company. Mr. Dahan will also be a member of the Board. The qualifications of Mr. Dahan can be found under the heading “The Company’s Board of Directors” below.

On April 20, 2007, the Board announced a number of corporate governance initiatives to, among other things, provide greater Shareholder input into the composition of the Board, including:

•

The approval of a “shareholder access” provision to the Company’s by-laws that, subject to complying with certain requirements, would permit a holder of five percent (5%) or more of the outstanding shares of Common Stock for a period of two years to nominate one director to the Board and to include the name of such nominee on the Company’s proxy card and supporting information with respect to such nominee in the Company’s proxy materials;

•

The approval, subject to adoption by the Company’s shareholders at the next annual meeting of Shareholders, of a “majority voting” provision to the Company’s certificate of incorporation that, except in the case of contested elections, provides for the election of directors to the Board by a majority vote of the votes cast (rather than a plurality of the votes cast);

•

The approval of a director resignation policy which provides, among other things, that (1) as a condition for nomination or re-nomination, a director nominee must agree to submit a letter of resignation to the Board in the event the director fails to receive a majority of the votes cast in an uncontested election and (2) if a resignation is submitted, the Board must decide, through a process managed by the Corporate Governance and Nominating Committee of the Board (and excluding the nominee in question), whether to accept such resignation, it being expected that the Board will accept the resignation absent a compelling reason to the contrary;

•

The formation of a Shareholder Advisory Group to serve as a forum for gathering input from significant Shareholders about Board composition and director nominations, and such other issues as the Board may determine from time to time; and

•

The approval of Corporate Governance Guidelines and Principles that, among other things, provide for (1) the separation of the positions of Chief Executive Officer and Chairman of the Board, (2) an outline of the role of directors, (3) term limits for directors, (4) continuing education opportunities for directors, (5) principles for director compensation and stock ownership guidelines and (6) a policy regarding attendance at annual meetings of Shareholders.

Communications with OPP.

According to OPP’s preliminary solicitation statement in connection with the OPP Solicitation filed with the SEC on April 11, 2007 (the “OPP Solicitation Statement”), OPP began purchasing shares of Common Stock in mid-November 2006. Shortly thereafter, in January 2007, representatives of OPP requested an in person meeting with the Company.

On February 5, 2007, Mr. Terrell and Paul Baker, Vice President, Corporate Marketing & Corporate Communications of the Company, had a meeting with representatives of OPP. During this meeting, among other things, the representatives of OPP expressed an opinion that the Board composition should include directors with significant ownership interest in the Company.

On February 12, 2007, representatives of OPP sent Mr. Terrell an email reiterating the concerns discussed at the February 5th meeting. In response, Mr. Terrell sent a letter to representatives of OPP on February 23, 2007. In the letter, Mr. Terrell explained that the recently elected members of the Board were engaged in an ongoing review of the Company’s business, corporate structure and areas of competitive opportunity. Mr. Terrell further stated that, as was the case during the meeting on February 5th, because there was confidentiality agreement between the Company and OPP, he was not able to discuss with OPP any material non-public information about the Company.

On April 5, 2007, the Company received another letter from representatives of OPP. In this letter, the representatives of OPP again stated that the Board composition should include directors with significant ownership interest in the Company. Further, the representatives of OPP demanded that unless such additions to the Board were made immediately, OPP would begin the process of demanding a Special Meeting.

On April 11, 2007, OPP filed the OPP Solicitation Statement and related materials with the SEC.

Recommendation of the Company’s Board of Directors

The Board has carefully considered the OPP Solicitation, information filed by OPP with the SEC, information delivered to the Company by OPP and the potential effects of holding the Special Meeting and electing OPP’s director nominees to the Board. The Board, after consultation with its senior management, legal and financial advisors, reached the conclusion that the OPP Solicitation is not in the best interests of the Shareholders, and urges Shareholders to oppose the OPP Solicitation.

If OPP successfully demands a Special Meeting, then, pursuant to applicable federal securities laws, the Company may be prohibited from soliciting proxies from Shareholders with respect to the election of directors to the Board at the Special Meeting in opposition to OPP or to any other Shareholder that nominates candidates for election to the Board. Although the applicable proxy rules prohibit the Company from soliciting proxies from Shareholders with respect to the election of directors unless such solicitation was accompanied or preceded by an annual report containing audited financial statements, representatives of the Company have discussed with representatives of the SEC the possibility of obtaining exemptive or other relief to solicit such proxies, in the context of a contested election of directors, at the Special Meeting.

There can be no assurance, however, that such exemptive or other relief will be obtained from the SEC. Consequently, if a Special Meeting is held, it is possible that Shareholders may only be permitted to receive solicitation material from OPP and other dissident shareholders and will not be permitted to receive important information from the Company with respect to the Company’s director nominees or the Board’s recommendation as to other director nominees. The Shareholders cannot be fully informed if the Company cannot communicate with Shareholders. The Board strongly believes that convening a Special Meeting at which the Company may not be able to communicate its views to Shareholders is not in the best interests of the Company or its Shareholders.

The Board is fully committed to providing shareholder input into the composition of the Board and implementing a process to obtain suitable director nominees from shareholders. Moreover, as discussed above, the Board has made significant progress in implementing critically important changes that will provide greater Shareholder input into the composition of the Board. These important reforms were decisively made by the Board less than five months after a majority of the Board was comprised of directors who were not on the Board prior to the commencement of the investigation. On the other hand, OPP, which admittedly has been a Shareholder for less than six months and first made its concerns known to the Board less than three months ago, is demanding hasty action. In the Board’s view, the OPP Solicitation to demand a Special Meeting is an ill-advised distraction from the ongoing efforts of the Company to complete the comprehensive strategic review of the Company’s portfolio and of its corporate and capital structure. The Board does not believe that the goal of shareholder representation on the Board should be accomplished at a Special Meeting demanded by OPP. Rather, the Board strongly believes that the more prudent course of action is for the Board, with input from the Shareholder Advisory Group, to thoroughly evaluate the current composition of the Board and consider possible additions as soon as possible. Moreover, the Board intends to call a meeting of Shareholders for the election of directors as soon as it is able to prepare and furnish to Shareholders the information that would enable the Company to solicit proxies from Shareholders at such meeting.

In addition, the Board believes that calling the Special Meeting for the purpose of electing nominees picked by OPP is likely to result in uncertainty and instability that could create greater risks for the Company and its Shareholders going forward. For example, although OPP has indicated that, in addition to its own nominees, OPP currently intends also to nominate all of the current directors on the Board for re-election (assuming that they consent), there can be no assurance that OPP or another dissident shareholder will not attempt to nominate additional directors or replace the entire Board at the Special Meeting. This is even more of a concern because, pursuant to the NYBCL, those Shareholders attending the Special Meeting, in person or by proxy, and entitled to vote in an election of directors will constitute a quorum for the purpose of electing directors (as opposed to Shareholders representing a majority of the outstanding shares of Common Stock). As a result, at the Special Meeting a small minority of shareholders could elect additional directors or replace the entire Board.

The Board has determined that the OPP Solicitation is contrary to the best interests of the Company and the Shareholders and vigorously opposes the solicitation of Agent Designations by OPP. Accordingly, the Board recommends that you not sign any white

Agent Designation sent to you by OPP. Whether or not you have previously executed a white Agent Designation, the Board urges you to sign, date and deliver the enclosed [COLOR] Revocation Card, as soon as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent, D. F. King & Co., Inc., 48 Wall Street, New York, New York, 10005.

The OPP Solicitation

According to the OPP Solicitation Statement, OPP is conducting the OPP Solicitation to appoint specified persons as your agents (each, a “Designated Agent”) (1) to demand a Special Meeting of Shareholders pursuant to Section 603(a) of the NYBCL, to be held on [•], 2007 for the purpose of electing directors to the Board and (2) to exercise all rights incidental to calling and convening the Special Meeting and causing the purposes of the authority expressly granted pursuant to the Agent Designations to the Designated Agents to be carried into effect, including to apply, if need be, to an appropriate court to order that the Special Meeting be held.

According to the OPP Solicitation Statement, the purpose of the Special Meeting would be to nominate its designees, Augustus K. Oliver and Clifford Press, for election to the Board at that meeting. However, although OPP has indicated that, in addition to its own designees, OPP currently intends also to nominate all of the current directors on the Board for re-election (assuming that they consent), there can be no assurance that OPP or another dissident shareholder will not attempt to nominate additional directors or replace the entire Board at the Special Meeting, at which the Shareholders attending the Special Meeting, in person or by proxy, and entitled to vote in an election of directors will constitute a quorum for the purpose of electing directors.

The Special Meeting

Pursuant to Section 603(a) of the NYBCL, because the Company has not held an annual meeting during the previous 13 months, the Company is obligated to call a Special Meeting if a written demand is made by holders of ten percent (10%) or more of the outstanding shares of Common Stock (the “Requisite Holders”), which is the class of shares entitled to vote in an election of directors. The written demand for the Special Meeting must set forth the date and month of the Special Meeting, which must not be less than 60 nor more than 90 days from the date the Designated Agents deliver the written demand to the Company.

The Record Date for determining shareholders entitled to call the Special Meeting and submit Agent Designations in connection therewith is [•], 2007. As of [•], 2007, there were [•] outstanding shares of Common Stock. In order to demand the Special Meeting, OPP would need to deliver to the Company executed and unrevoked Agent Designations from holders of approximately [•] shares of Common Stock, including the 1,693,307 shares purported to be owned by OPP (as of April 24, 2007). The Company believes that, pursuant to Section 604 of the NYBCL, an Agent Designation will only be effective if such Agent Designation is received by the Company within 60 days of the Record Date.

Should the Board determine that OPP has obtained executed and unrevoked Agent Designations from the Requisite Holders and the Designated Agents properly demand the Special Meeting, the Secretary of the Company, in accordance with Section 603(a) of the NYBCL, intends to act promptly to give notice of such Special Meeting to Shareholders entitled to notice of or to vote at the Special Meeting. The Company’s by-laws provide that (1) it is the right of the Board to establish a record date for the determination of Shareholders entitled to receive notice of and vote at the Special Meeting, which record date will be stated in the notice of the Special Meeting, (2) any Special Meeting shall be held at a place determined by the Board and stated in the notice of the Special Meeting and (3) the business transacted at the Special Meeting shall be limited to the purposes stated in the notice of the Special Meeting.

Pursuant to Section 603(a) of the NYBCL, in the event that the Secretary of the Company fails to give notice of the Special Meeting within five business days after the date the Designated Agents properly demand the Special Meeting, OPP or any other Shareholder who has made a demand for the Special Meeting may give notice of the Special Meeting.

Pursuant to Section 603(b) of the NYBCL, if a Special Meeting is called on demand of Shareholders, the Shareholders attending such Special Meeting, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business.

If we are required to hold a Special Meeting and if we obtain exemptive or other relief from the SEC discussed above, the Company intends to file a proxy statement with the SEC and solicit proxies in support of the election of our nominees for director at the Special Meeting and against those of OPP. There can be no assurance, however, that such exemptive or other relief will be obtained from the SEC. Consequently, if a Special Meeting is held, it is possible that Shareholders may only be permitted to receive solicitation material from OPP and other dissident shareholders and will not be permitted to receive important information from the Company with respect to the Company’s director nominees or the Board’s recommendation as to other director nominees.

The Company reserves its rights to require full compliance with the provisions set forth in the Company’s by-laws and with applicable law, including the NYBCL, with respect to any Special Meeting sought to be called by OPP or any other Shareholders and the nomination of directors to the Board. The filing or distribution of this Revocation Solicitation Statement, is not intended and should not be taken as an endorsement by the Company of the validity of the OPP Solicitation of Agent Designations or a waiver of any provisions of the Company’s by-laws or of any rights by the Company.

Effect of Execution and Delivery of Revocations

The Board is soliciting Revocations in opposition to the solicitation of Agent Designations by OPP. By executing and returning the [COLOR] Revocation Card, you will be revoking your Agent Designation relating to the demand for the Special Meeting or, if you have not previously executed and returned a [COLOR] Revocation Card, you will be indicating your support for the Board.

If you have previously signed and returned any Agent Designation, you have every right to change your mind and revoke the Agent Designation by signing, dating and returning the enclosed [COLOR] Revocation Card. We urge you to consider this matter carefully, as there will be no meeting at which to revoke any Agent Designation. A Shareholder’s revocation of a previously executed white Agent Designation card will have the effect of opposing OPP’s attempt to demand a Special Meeting. If you have not previously executed an Agent Designation, your [COLOR] Revocation Card will have no legal effect in determining whether the Company must call the Special Meeting.

If your shares of Common Stock are held of record by a bank, bank nominee, brokerage firm or other institution, only that bank, bank nominee, brokerage firm or other institution can execute your [COLOR] Revocation Card, and you should, accordingly, call the bank, bank nominee, brokerage firm or other institution with your instructions to execute your [COLOR] Revocation Card. If you require assistance with this process, please call our information agent, D.F. King & Co., Inc., toll free at (888) 567-1626.

The Board recommends that you not sign any white Agent Designation sent to you by OPP. Whether or not you have previously executed a white Agent Designation, the Board urges you to show your support for the Board by signing, dating and delivering the enclosed [COLOR] Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent, D. F. King & Co., Inc., 48 Wall Street, New York, New York, 10005.

Revocation

Either a white Agent Designation or a [COLOR] Revocation Card may be revoked by filing with the Secretary of the Company a written notice of revocation. Such written revocation may be in any form, but must be signed and dated and must clearly express your intention to revoke your previously executed white Agent Designation or [COLOR] Revocation Card. Any written notice revoking a white Agent Designation or a [COLOR] Revocation Card should be sent to:

D. F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Your latest dated submission will supersede any earlier-dated Agent Designation, Revocation Card or other written notice of Revocation, except that a Revocation will be inoperative and of no effect if delivered after the date, if any, as of which it is determined that OPP effectively demanded a Special Meeting. A shareholder’s revocation of a previously executed white Agent Designation will have the effect of opposing OPP’s demand for the Special Meeting.

The Company’s Board of Directors

The follow is a summary of the qualifications of each of member of the Board, effective as of April 30, 2007:

Andre Dahan (Chief Executive Officer). Effective, April 30, 2007, Andre Dahan will be President and Chief Executive Officer of Comverse Technology, Inc., as well as a member of the Board. Before coming to Comverse, Mr. Dahan served as President and Chief Executive Officer of Mobile Media Services at AT&T Wireless. Previously, he served as President of North America and Global Accounts and in several other global executive positions for Dun & Bradstreet. In addition, Mr. Dahan previously served in a variety of senior executive positions with Teradata Corp. (now NCR), Sequent Computer Systems and S.E. Qual, an information technology consulting firm. He began his career as a database architect and held a variety of technical positions with MALAM, IAI and IBM. Mr. Dahan serves as a director at Red Bend Software, which provides mobile software management solutions to mobile companies worldwide. He graduated from Hadassah College in Jerusalem with a degree in software engineering.

Mark C. Terrell (Chairman of the Board). Mr. Terrell has served as non-executive Chairman of the Board since December 2006, and has served as a director of the Company since July 2006. Mr. Terrell served as the Partner in Charge and Executive Director of KPMG’s Audit Committee Institute (“ACI”) from 2000 to 2004, in which capacity he established the ACI mission and strategy. Mr. Terrell was a KPMG audit engagement partner from 1979 to 2000 and acted, from 1985 to 2000, as the Office Managing Partner of three KPMG offices – El Paso, Texas; Albuquerque, New Mexico; and St. Petersburg, Florida. During Mr. Terrell’s thirty-five year career in public accounting he served on a number of not-for-profit boards in each of the communities in which he practiced, and he has spoken extensively on both audit committee and broader corporate governance issues. Since his retirement from KPMG in 2004, Mr. Terrell has participated extensively as a faculty member of the National Association of Corporate Directors. Mr. Terrell received his Bachelor of Business Administration degree from the University of Texas at El Paso in 1967. Mr. Terrell is an independent director.

Raz Alon. Mr. Alon has served as a director of the Company since December 2003, and served as interim Chief Executive Officer of the Company from May to November 2006. Since November 2000, Mr. Alon has served as Chairman of TopView Ventures LLC, an investment firm focused on special situation investments in a broad range of industries. From 1998 to 2000, Mr. Alon served as a Director in the mergers and acquisitions department of Merrill Lynch & Co., Inc. with a focus on private equity and financial sponsor clients. From 1996 to 1998, Mr. Alon served as a Director at SG Securities Inc., the U.S. based mergers and acquisitions and merchant banking business unit of Societe Generale SA. From 1991 to 1996, Mr. Alon worked as an investment banker at Lehman Brothers Inc. Mr. Alon received a B.Sc. in Computer Science and Engineering, magna cum laude, from the University of California, Los Angeles in 1988 and an M.B.A. from Harvard Business School in 1991. Mr. Alon is an independent director.

Susan D. Bowick. Ms. Bowick has served as a director of the Company since December 2006. Ms. Bowick serves as a consultant to the joint venture of Nokia Corporation and Siemens A.G. since 2006. From 1977 to 2004, Ms. Bowick served at various executive positions with Hewlett-Packard Company, a provider of information technology, infrastructure, personal computing, global services and imaging and printing, most recently as its Executive Vice President, Human Resources and Workforce Development. Ms. Bowick serves as a guest lecturer at Stanford Graduate School of Business and is a founding Board member of the Washington state M.E.S.A. program engaged in the identification and retention of high potential junior high students. Ms. Bowick holds a B.S., Business Administration and Education from the University of Nebraska. Ms. Bowick is an independent director.

Charles J. Burdick. Mr. Burdick has served as a director of the Company since December 2006. Mr. Burdick has an extensive background in telecommunications and media, with over 25 years experience in the industry. Until July 2005, he was Chief Executive Officer of HIT Entertainment Plc, a publicly listed provider of pre-school children’s entertainment. From 1996 to 2004, Mr. Burdick worked for Telewest Communications, the second largest cable television company in the United Kingdom, serving as Chief Financial Officer and Chief Executive Officer. In these roles, Mr. Burdick oversaw the financial and operational restructuring of Telewest and was responsible for leading and financing the acquisitions of a number of cable companies. Mr. Burdick has also held a series of financial positions with TimeWarner, US WEST and MediaOne, specializing in corporate finance, mergers and acquisitions, and international treasury. Mr. Burdick currently serves as a non-executive director and audit chairman of Singer and Friedlander, a UK merchant bank, owned by the Kaupthing Group, and as a non-executive director of Bally Total Fitness Holding Corporation, a commercial operator of fitness centers and CTC Media Inc., a Russian television network. Mr. Burdick holds a M.B.A. from University of California, Los Angeles and a B.A. in Economics from the University of California, Santa Barbara. Mr. Burdick is an independent director.

Richard N. Nottenburg. Mr. Nottenburg has served as a director of the Company since December 2006. Mr. Nottenburg, Ph. D. is Executive Vice President and Chief Strategy Officer for Motorola, Inc. He oversees corporate strategy, mergers and acquisitions, Motorola Ventures, business intelligence and new initiatives. Mr. Nottenburg served as a strategic advisor to Motorola in the first half of 2004. He then joined Motorola as Senior Vice President and Chief Strategy Officer. In 2005, he was named Executive Vice President. Prior to joining Motorola, Mr. Nottenburg was Vice President and General Manager of Vitesse Semiconductor Corporation after its merger with Multilink Technology Corporation in 2003. From 1995 to 2003, Mr. Nottenburg served as President and Chief Executive Officer of Multilink, a leading provider of integrated circuits and modules for next generation optical networking systems. He has earned three degrees in electrical engineering – a doctorate from the Ecole Polytechnique Federale de Lausanne in Lausanne, Switzerland, a master’s from Colorado State University and a bachelor’s from Polytechnic Institute of New York. Mr. Nottenburg is an independent director.

Joseph O’Donnell. Mr. O’Donnell has served as a director of the Company since December 2006. Mr. O’Donnell served as Chief Executive Officer, President and Chairman of the Board of Artesyn Technologies, Inc., a supplier of power conversion equipment and real-time embedded computing solutions to telecommunications equipment suppliers, from 1994 to 2006.

Prior thereto, Mr. O’Donnell served as the Chief Executive Officer of Savin Corporation and as President and Chief Executive Officer of Go/Dan Industries. Mr. O’Donnell serves as a director of Superior Essex, a cable and wire manufacturer, and Parametric Technology Corporation, a company engaged in product lifecycle management and enterprise content management software solutions, and is the Chairman of the University of Tennessee School of Business Advisory Board. Mr. O’Donnell holds a B.S. and M.B.A. from the University of Tennessee. Mr. O’Donnell is an independent director.

Theodore H. Schell. Mr. Schell has served as a director of the Company since December 2006. Mr. Schell is currently a Managing Director at Liberty Associated Partners LLP, a private equity firm focusing on media and telecommunications prior to which he held the position of Managing Director at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. Mr. Schell served for 11 years as Senior Vice President of Strategy and Corporate Development and as a member of the Management Committee at Sprint Corporation. Before joining Sprint, Mr. Schell was the founder, President and CEO of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients. He serves as a director of RCN Corporation, a provider of video, high-speed data and voice services. Mr. Schell also serves as advisor to national and international cable television, telecommunications and financial services firms. Mr. Schell is a graduate of Johns Hopkins University and the Johns Hopkins School of Advanced International Studies. Mr. Schell is an independent director.

Security Ownership of Management and Principal Shareholders

The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock as of April 20, 2007 by (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock; (2) each current director of the Company; (3) each of the Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (4) all current directors and executive officers of the Company as a group.

Name and Address(1)	Relationship with the Company	Number of Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
FMR Corporation 82 Devonshire Street Boston, Massachusetts 02109	Shareholder	29,765,517(4)	14.6%

Capital Research and Management Company 333 South Hope Street 55 Floor Los Angeles, California 90071	Shareholder	21,101,000(5)	10.4%

Raz Alon	Director and Former Interim Chief Executive Officer(6)	70,000	*

Susan D. Bowick	Director	0	*

Charles J. Burdick	Director	0	*

John H. Friedman	Director(7)	6,500	*

Richard N. Nottenberg	Director	0	*

Joseph O’Donnell	Director	0	*

Sam Oolie	Director(8)	64,750	*

Theodore H. Schell	Director	0	*

Mark C. Terrell	Director	0	*

Paul Robinson	Executive Vice President, Chief Operating Officer and General Counsel	75,000	*

Avi Aronovitz	Interim Chief Financial Officer	46,625	*

Dan Bodner 330 South Service Road Melville, New York 11747	Chief Executive Officer of Verint Systems Inc.(9)	0	*

Shawn Osborne 1020 Briggs Road Mt. Laurel, New Jersey 08054	Chief Executive Officer of Ulticom, Inc.(10)	0	*

Zeev Bregman	Former Chief Executive Officer of Comverse, Inc.(11)	468,892	*

Kobi Alexander(12)	Former Chief Executive Officer	n/a	n/a

David Kreinberg(13)	Former Chief Financial Officer	n/a	n/a

All current directors and executive officers as a group (14 persons)(14)		451,300	*
*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019.

(2)	The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Beneficial ownership reflected in the table above includes shares issuable upon (a) the exercise of stock options that are exercisable within the next 60 days and (b) the vesting of Deferred Stock Award units which vest within the next 60 days. The table above does not include shares issuable upon (a) the exercise of stock options that are not exercisable within the next 60 days or (b) the vesting of Deferred Stock Award units which vest within the next 60 days.
(3)	Shares of Common Stock subject to options that are currently exercisable or exercisable within the next 60 days and shares of Common Stock subject to Deferred Stock Award units that are currently vested or will vest within the next 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on approximately 203,594,631 shares of Common Stock issued and outstanding as of April 20, 2007.
(4)	Reflects beneficial ownership as of February 14, 2007 as reported on a Schedule 13G filed with the SEC on April 5, 2007 by FMR Corp. (the “FMR 13G”) and reports sole voting power with respect to 1,433,311 shares of Common Stock and sole dispositive power with respect to 29,765,517 shares of Common Stock. The FMR 13G reports beneficial ownership of shares of Common Stock by Fidelity Mid Cap Stock Fund, Edward C. Johnson 3d, FMR Corp., Fidelity Management Trust Company, Strategic Advisers, Inc., Pyramis Global Advisors, LLC and Fidelity International Limited. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the FMR 13G.
(5)	Reflects beneficial ownership as of January 31, 2007 as reported on a joint Schedule 13G filed with the SEC together with Fundamental Investors, Inc. on February 9, 2007 by Capital Research and Management Company (the “CRM 13G”) and reports sole voting power with respect to 13,130,000 shares of Common Stock and no sole dispositive power with respect to shares of Common Stock. The CRM 13G reports beneficial ownership of 13,130,000 shares of Common Stock by Fundamental Investors, Inc.
(6)	Mr. Alon was the interim Chief Executive of the Company from April 28, 2006 to November 20, 2006.
(7)	Mr. Friedman will resign as a director effective April 30, 2007.
(8)	Mr. Oolie will resign as a director effective April 30, 2007.
(9)	Verint Systems Inc. is a subsidiary of the Company.
(10)	Ulticom, Inc. is a subsidiary of the Company.
(11)	Mr. Bregman resigned as Chief Executive Officer of Comverse, Inc., a wholly-owned subsidiary of the Company effective March 31, 2007.
(12)	Mr. Alexander resigned as Chief Executive Officer effective April 28, 2006. The Company is unable to provide current address and beneficial ownership information for Mr. Alexander.
(13)	Mr. Kreinberg resigned Chief Financial Officer effective April 28, 2006. The Company is unable to provide current address and beneficial ownership information for Mr. Kreinberg.
(14)	Includes Messrs. Alon, Burdick, Friedman, Nottenberg, O’Donnell, Oolie, Schell, Terrell, Robinson, Aronovitz, Bodner and Osborne, Ms. Bowick and Yaron Tchwella, Chief Executive Officer of Comverse, Inc., who beneficially owns 188,425 shares of Common Stock.

Participants In The Revocation Solicitation

Revocations are being solicited by and on behalf of the Company. All expenses of the Revocation Solicitation, including the cost of preparing and mailing this Revocation Solicitation Statement, will be borne by the Company. The Company will also request those holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so. In addition to solicitation by use of the mails, Revocations may be solicited by directors, certain officers, and employees of the Company in person or by telephone, telegram, advertisement, courier service, or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation.

In addition, the Company has retained D. F. King & Co., Inc. (“D. F. King”) to assist in the solicitation of Revocations. The Company has agreed that D. F. King will be paid a fee not to exceed $[•], plus reimbursement for their reasonable out-of-pocket expenses. The Company has also agreed to indemnify D. F. King against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single Revocation Solicitation Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker, direct your written request to Comverse Technology, Inc., Attn: Investor Relations, 810 Seventh Avenue, New York, New York 10019. Shareholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

Shareholder Proposals and Nominations

The Company’s by-laws provide that in order to properly submit any business to an annual meeting of Shareholders (other than with respect to nominations for directors which are governed by the provision described below), a Shareholder must give timely notice in writing to the Secretary of the Company of such Shareholder’s intention to present such business. To be considered timely, a Shareholder’s notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Company (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Company’s proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting after July 27, 2006 (the effective date of this by-law provision) or if no annual meeting was held in the previous year, not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first delivered to Shareholders. The Shareholder’s notice must also comply with certain requirements set forth in the Company’s by-laws.

The Company’s by-laws provide that nominations for the election of directors may be made by (in addition to a committee appointed by the Board or, in the absence of such committee, by the Board) any Shareholder entitled to vote generally in the election of directors. However, any Shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intention to make such nomination or nominations has been given, to the Secretary of the Corporation, either by personal delivery or by-United States certified mail, postage prepaid, and received at the principal executive office of the Company (1) with respect to an election to be held at an annual meeting of Shareholders, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Company’s proxy statement in connection with the last annual meeting or (b) in the case of the first annual meeting following July 27, 2006 (the effective date of this by-law provision) or if no annual meeting was held in the previous year, not later than the close of business on the tenth (10th) day following the date on which notice of such meeting is first delivered to Shareholders and (2) with respect to an election to be held at a special meeting of Shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to Shareholders. The Shareholder’s notice must also comply with certain requirements set forth in the Company’s by-laws.

If a Shareholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the next annual meeting of Shareholders, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company within a reasonable time before the Company begins to print and send its proxy materials to Shareholders. Any proposals should be mailed to the Company at Comverse Technology, Inc., 810 Seventh Avenue, New York, New York 10019, Attention: Corporate Secretary.

Where You Can Find More Information

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents the Company files with the SEC by going to the “Investor Relations – SEC Filings” section of our website at www.cmvt.com. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

The Board urges you to show your support for the Company by signing, dating and delivering the enclosed [COLOR] Revocation Card, as promptly as possible, by mail (using the enclosed postage-paid envelope) to the Company’s information agent at the address below. If you have any questions or need any assistance in revoking an Agent Designation you may have given to OPP please contact the Company’s information agent:

D. F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All other call Toll Free: (888) 567-1626

Comverse Technology, Inc.

Form of [COLOR] Revocation Card

Revocation of Agent Designation on Behalf of Oliver Press Partners, LLC

The undersigned shareholder, acting with regard to all shares of common stock, par value $0.10 per share, of Comverse Technology, Inc. entitled to vote and held by the undersigned, hereby REVOKES any previously executed Agent Designation requesting the demand for a special meeting of shareholders (the “Special Meeting”) described in the Solicitation Statement of Oliver Press Partners, LLC and certain of its affiliates and hereby confirms that the undersigned has the power to deliver a Revocation of Agent Designation for the number of shares represented hereby.

THE BOARD OF DIRECTORS OF COMVERSE TECHNOLOGY, INC. RECOMMENDS THAT YOU REVOKE ANY PREVIOUSLY EXECUTED AGENT DESIGNATION REQUESTING THE DEMAND FOR THE SPECIAL MEETING BY PROPERLY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD (USING THE ENCLOSED POSTAGE-PAID ENVELOPE).

PLEASE SIGN THIS FORM OF REVOCATION EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. SIGNED REVOCATION CARDS MARKED “REVOKE AGENT DESIGNATION” OR “ABSTAIN” OR SIGNED BUT UNMARKED REVOCATIONS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN AGENT DESIGNATIONS FOR THE NUMBER OF SHARES REPRESENTED BY THE UNDERSIGNED.

[     ] REVOKE AGENT DESIGNATION

[     ] DO NOT REVOKE AGENT DESIGNATION

[     ] ABSTAIN

Dated

Signature

Signature (if held jointly)

Title(s)